                                                                  EXHIBIT 10.37


          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                           JOINT DEVELOPMENT AGREEMENT


         This joint Development Agreement is made this 11th day of June, 1991 (the "Effective Date") by and among Summa Four, Inc., a Delaware corporation ("Summa Four") and Junction, Inc., a Delaware corporation ("Junction").

1    DEFINITIONS.

     1.1 "Business Plan" means that plan for the development and testing of the Product by the Joint Venture, and the manufacture and distribution and marketing of the Product by Summa Four, during Phase II.

     1.2 "Joint Approval of the Business Plan" means the date on which each of Summa Four and Junction have agreed in writing (in the manner explicitly set forth in Section 2.5) that the Business Plan is acceptable.

     1.3 "Joint Venture" means that limited liability company or other joint venture entity to be owned and operated by Summa Four and Junction and to be formed by them for the purpose of carrying out the development and testing of the Product.

     1.4 "Joint Venture Agreement" means the agreement between Summa Four and Junction describing their relative ownership interests in, contributions to and rights and responsibilities in connection with the Joint Venture.

     1.5 "Phase I" means the period commencing on the date of this Agreement and ending as described in Section 6.1.

     1.6 "Phase II" means the period commencing upon joint Approval of the Business Plan, if any, and ending as described in the Joint Venture Agreement.

     1.7 "Product" means the next generation switch platform having the attributes described on SCHEDULE A.

     1.8 "Project" means the development, testing, manufacture, distribution and maintenance of the Product during Phase II in accordance with the Business Plan.

2    DESCRIPTION OF PHASE I.

2.1 RESPONSIBILITIES OF THE PARTIES. During Phase I, Summa Four and Junction will cooperate in the development of the Business Plan. Notwithstanding the foregoing, the principal responsibilities of the parties relating to development of the Business Plan will be as follows:

     (a)  Junction will:

          (1) Perform the technical and business analysis necessary to develop the Business Plan;

          (2) Draft the Business Plan and all related designs, diagrams, charts and other materials;

          (3) Use its best efforts to complete the Business Plan as soon as possible, but no later than the 120th day following the Effective Date.

     (b)  Summa Four will:

          (1) Provide overall structural and strategic direction for the Business Plan and cooperate fully in the preparation of the non-technical portions of the Business Plan, with a view toward assisting Junction to complete the Business Plan no later than the 120th day following the Effective Date;

          (2) Fund Junction's development costs in the manner and to the extent described in Section 4;

          (3) Timely provide Junction with such information as is necessary to enable Junction to design the Product in a manner compatible with Summa Four's existing product lines;

          (4) Timely provide Junction with estimates and projections relating to the manufacture, distribution and marketing of the Product by Summa Four.

2.2 SUBCONTRACTING. Junction shall not be permitted to subcontract any of its duties under this Agreement to any third party without the express written consent of Summa Four, which consent may be granted or withheld in Summa Four's sole discretion. Any such subcontractor approved by Summa Four must execute a written agreement in form and substance acceptable to Summa Four.

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2.3  COMMUNICATIONS. Each party will designate one or more representatives
     (including business and technical persons) through which all communications relating to the Business Plan should be communicated. The parties agree that representatives from their respective teams working on the Business Plan shall meet at least once per week to discuss the progress of the Business Plan, and any issues that have arisen since the preceding meeting. The parties will use all reasonable efforts to communicate openly and frequently regarding scheduling and technical issues relating to the development of the Business Plan, and each party agrees to notify the other of any anticipated delays.

2.4  BUSINESS PLAN DESCRIPTION.

     (a) At a minimum, the Business Plan will contain detailed discussions of the following areas and provide the following information:

          (1) Technical: functional technical specifications and design plans for the Product, preliminary development milestones and schedules, and a description of how Summa Four's existing APIs and current expansion plans (i.e. 5.0+) can be coordinated with the development of the Product;

          (2) Marketing: competitive analysis, marketing, sales and production forecasts, anticipated impact on Summa Four's near-to-mid-term commitments and revenue projections;

          (3) Financial: projected development expenses and budget, including detailed personnel (management, engineering, design, programming, marketing, research and contractor), overhead, facilities and equipment requirements, projected salary/bonus/benefits for personnel; 5-year projected Product revenues and projections of Summa Four's revenues operating profits from the Product over the same term;

          (4) Product Life Cycle: schedules and personnel requirements for regular updates, enhancements and upgrades of the Product, and Product maintenance and support; and


          (5)  any other mutually agreed elements customary in a business plan.

     2.5 JOINT APPROVAL OF BUSINESS PLAN. Joint Approval of the Business Plan shall occur only when the Business Plan has been initialed and dated by the senior executive officer of each of Summa Four and Junction.

     2.6 JOINT VENTURE AGREEMENT. As promptly as possible following Joint Approval of the Business Plan, the parties shall execute the Joint Venture Agreement in a form which is reasonably acceptable to them. The Joint Venture Agreement shall contain, at a minimum, the provisions attached hereto as SCHEDULE B, and will also incorporate the schedules, milestones and obligations pertaining to the Project which are set forth in the Business Plan.

3    EXCLUSIVITY. Junction agrees that during Phase I and, as described in
     Section 6.2(c) below, for certain periods following the termination of Phase I, Junction shall not, and shall require each of its shareholders, employees and consultants not to, engage, directly or indirectly, in any activity which is or would be competitive with the Product or any variation or derivative thereof. Junction agrees and acknowledges that the payments to be made by Summa Four to Junction hereunder are sufficient to compensate Junction and its shareholders, employees and consultants for the non-competition obligation set forth in this Section 3, and that the level of such payments has been set specifically contemplating this non-competition obligation. Junction agrees that it shall require its shareholders, employees and consultants to enter into binding, written agreements (enforceable by Summa Four) requiring them to comply with the terms of this Section 3, and Junction shall pay each such person such amounts as are necessary to compensate them for such non-competition obligation (it being understood that such amounts will be subject to reimbursement by Summa Four as Personnel/Salary expense, subject to the provisions and limitations of Section 4 and the caps set forth in Schedule
     D).

4 FUNDING. Summa Four will pay or reimburse Junction's documented expenses incurred in connection with development of the Business Plan during the first 120 days of Phase I (or until earlier termination of Phase I pursuant to Section 6.1), up to the amounts set forth on SCHEDULE D hereto. Summa Four will reimburse Junction no later than thirty (30) days following the end of each calendar quarter for such expenses incurred by Junction during the preceding quarter as to which Junction has submitted an invoice requesting reimbursement prior to the end of the quarter. At Junction's option, Summa Four may pay Junction's suppliers directly, on terms and conditions acceptable to Summa Four and such suppliers. Summa Four will not be responsible for paying any amounts under this Section 4 in excess of those shown on SCHEDULE D; provided, however, that if circumstances beyond Junction's reasonable control result in increased costs to Junction, Summa Four will in good faith discuss increasing the amount of funding with Junction.

5    INTELLECTUAL PROPERTY.

     5.1 OWNERSHIP. Summa Four shall own all right, title and interest in and to the Business Plan, and all ideas, inventions, designs, algorithms and methods described therein or formulated during the development thereof, and all patent, copyright, trademark, trade secret, mask work and other industrial and intellectual property rights therein throughout the world, together with all applications, registrations and renewals thereof (collectively, the "Proprietary Rights"). Junction hereby irrevocably sells and assigns all its right, title and interest in and to the Proprietary Rights throughout the world, whether existing now or developed in the future, to Summa Four. Junction shall ensure that any subcontractor it engages to assist in the development of the Business Plan or Product also assigns all Proprietary Rights to Summa Four. At the request of Summa Four, Junction and any such subcontractor shall execute and deliver all assignments, instruments, affidavits, powers of attorney and other documents as are necessary to effect the foregoing assignment. Summa Four shall have the exclusive right to file patent and copyright applications to protect the Proprietary Rights, and to assert the Proprietary Rights against third parties.

     5.2  LICENSED SUMMA FOUR TECHNOLOGY.

          (a) Summa Four hereby grants to Junction, and Junction accepts, a non-exclusive, non-transferable license during Phase I to reproduce, use and create derivative works of that Summa Four technology described in SCHEDULE C and related documentation (the "Licensed Summa Four Technology"), solely at Junction's facility in California and Summa Four's facilities, for the sole purposes of preparing the Business Plan as described in this Agreement. Junction shall have no right to sublicense any rights in the Licensed Summa Four Technology without the express prior written consent of Summa Four.

          (b) Summa Four shall provide the Licensed Summa Four Technology to Junction in a format which the parties reasonably agree is necessary for Junction to perform its obligations hereunder. Junction shall notify Summa Four immediately in the event of any actual or suspected unauthorized access to, use of or tampering with the Licensed Summa Four Technology. Junction agrees that the Licensed Summa Four Technology shall constitute Confidential Information of Summa Four, as defined in the Confidentiality Agreement (as defined in Section 8 below).

5.3  INDEMNIFICATION BY JUNCTION.

     (a) Junction shall indemnify, defend and hold Summa Four harmless from and against any losses, damages, settlements, costs and expenses (including reasonable attorneys' fees) (collectively, "Damages") arising from any claim that the Business Plan infringes or violates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

     (b) Summa Four shall notify Junction promptly in writing of any third party action (and provide information regarding all prior related claims) brought against Summa Four based on a claim described in
          Section 5.3(a) above and not otherwise described in Section 5.3(d) below. Junction shall defend such action at its expense and pay all Damages attributable to such claim incurred by Summa Four (as they are incurred). Junction shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Summa Four shall reasonably cooperate with Junction in the defense of such claim, and may be represented at Summa Four's expense, by counsel of Summa Four's selection.

     (c) In the event that a permanent injunction based solely on a claim indemnified by Junction under Section 5.3(a) is obtained against the parties' use or development of the Business Plan or their development, use or distribution of the Product, then Summa Four shall have the right to terminate this Agreement in accordance with Section 6.

     (d) The provisions of Section 5.3(a) notwithstanding, Junction shall not have any liability to Summa Four (including any obligation to indemnify, defend or hold harmless) to the extent that any claim of infringement or violation is based upon the Licensed Summa Four Technology.

     (e) Notwithstanding anything to the contrary contained above, in the event that this Agreement is terminated by Summa Four pursuant to Sections 6.1(b) or 6.1(c), Junction shall not be required to indemnify Summa Four with respect to Damages which are, in the aggregate, in excess of the aggregate amounts paid by Summa Four to Junction under this Agreement

     5.4  INDEMNIFICATION BY SUMMA FOUR.

          (a) Summa Four shall indemnify, defend and hold Junction harmless from and against any Damages arising from any claim that the Licensed Summa Four Technology infringes or violates any patent, copyright, trademark, trade secret, mask work or other intellectual or industrial property right of any third party.

          (b) Junction shall notify Summa Four promptly in writing of any third party action (and provide information regarding all prior related claims) brought against Junction based on a claim described in
               Section 5.4(a) above. Summa Four shall defend such action at its expense and pay all Damages attributable to such claim incurred by Junction (as they are incurred). Summa Four shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. Junction shall reasonably cooperate with Summa Four in the defense of such claim, and may be represented, at Junction's expense, by counsel of Junction's selection.

          (c) The provisions of Section 5.4(a) notwithstanding, Summa Four shall not have any liability to Junction to the extent that any claim of infringement is based upon use of the Licensed Summa Four Technology for any purpose unrelated to the development of the Business Plan or the Product as described in this Agreement.


          (d) Notwithstanding anything to the contrary contained above, in the event that this Agreement is terminated by Summa Four pursuant to Sections 6.1(b) or 6.1(c), Summa Four shall not be required to indemnify Junction with respect to Damages which are, in the aggregate, in excess of the aggregate amounts paid by Summa Four to Junction under this Agreement.

6    TERM AND TERMINATION.

     6.1 TERMINATION OF PHASE I. Phase I will terminate upon the earliest to occur of

          (a)  Joint Approval of the Business Plan; or

          (b)  notice by Summa Four that it elects to terminate Phase I; or

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


          (c) at either party's election, if Joint Approval of the Business Plan has not occurred by the 120th day following the Effective Date; or

          (d) notice of termination by a party following a material breach of this Agreement by the other party, provided that if such breach is susceptible of cure, such breach has not been cured within thirty (30) days following notice thereof by the other party; or

          (e) notice of termination by Summa Four upon the issuance of an injunction described in Section 5.3(c).

     6.2 EFFECTS OF TERMINATION OF PHASE I. Upon any termination of Phase I, all development and finding obligations of the parties under Sections 2 and 3 of this Agreement shall terminate, except as set forth below.

          (a) If, and only if, Phase I is terminated pursuant to Section 6.1(a), then (1) Phase II shall commence immediately, (2) the valuation procedure described in Section 7 shall commence and (3) the parties shall, no later than 30 days following such termination, execute the Joint Venture Agreement.

          (b) If Phase I is terminated by Summa Four pursuant to Section 6.1(b), or by either party pursuant to Section 6.1(c), then Summa Four shall, (1) no later than the fifth (5th) business day following such termination, pay Junction ***** and (2) pay Junction the Termination Royalty described in Section 6.3.


          (c) If Phase I is terminated pursuant to Sections 6.1(b), 6.l(c) or 6.1(d), then the exclusivity described in Section 3 shall continue during the period beginning on the date of such termination and ending on the later of (1) the third anniversary of such termination or (2) if Termination Royalties are required to be paid by Summa Four, the date on which the last Termination Royalty payment is required to be made.

          (d) Upon any termination of Phase I other than pursuant to Section 6.1(a), Junction shall deliver to Summa Four all software, documentation, designs, illustrations, flow charts, works in progress, media and other materials which it has developed or had developed, or otherwise has in its possession or control,

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


               embodying, describing or including the Business Plan, the Licensed Summa Four Technology or the Product.

     6.3 TERMINATION ROYALTY. For purposes of this Agreement, "Termination Royalty" shall mean ***** of Summa Four's revenue from the Product, including any variation or derivative of such Product. The Termination Royalty shall be payable quarterly, and shall be paid, if any is due, commencing at the time specified in Section 6.2 and ending upon the earlier of (a) such time as the aggregate Termination Royalty paid by Summa Four equals ***** or (b) the ***** anniversary of the termination of Phase I. The Termination Royalty shall be payable only after termination of Phase I and only if required by Section 6.2. Summa Four shall provide to Junction, together with each payment of the Termination Royalty, a report showing the relevant revenues and other information necessary to calculate the amount of the Termination Royalty.

     6.4 TERMINATION OF AGREEMENT. This Agreement shall remain in force until the parties mutually agree in writing that it shall be terminated, or until all obligations required to be discharged hereunder have been discharged. The termination of Phase I shall not, of itself, cause the termination of this Agreement.

7    VALUATION.

     7.1 Promptly following the commencement of Phase II, the business Plan will be provided to Wessels, Arnold & Henderson, Montgomery Securities or other investment banking firm of national standing (as may be agreed upon by the parties) to determine a formula for the value, during the Exit Period defined below, of the Product to Summa Four (assuming that Summa Four had a paid-up, royalty-free, exclusive license to the Product and variations and derivatives thereof) for purposes of the put and call arrangements described in SCHEDULE B. The valuation formula will include such factors as revenues from the Product, impact of the Product on Summa Four's stock price, Junction's success during Phase II in meeting time and Product performance milestones, dilution effect (if any) on the valuation of Summa Four stock (in the event Summa Four uses its stock to exercise any portion of its call option under the Joint Venture Agreement) and such other factors as Summa Four and Junction may agree upon or as the investment banker may deem relevant. The investment banker will also recommend

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


          a relative percentage ownership of the Joint Venture by Summa Four as of the commencement of Phase II for the purposes described in Section 7.2, which shall be not less than ***** and not greater than ***** and which shall be based upon the relative value of (i) Summa Four's funding of Phase I and Summa Four's contributions to be made during Phase II pursuant to the Business Plan in relation to (ii) the value of the contributions, financial or otherwise, made by Junction during Phase I (to the extent that the value of such contributions during Phase I are in excess of the amount of the "Personnel" expenses reimbursed by Summa Four pursuant to Section 4 of this Agreement and SCHEDULE D), and the contributions, financial or otherwise, to be made by Junction during Phase II pursuant to the Business Plan. The fees of the investment banker for such services shall be paid by the Joint Venture.

     7.2 Upon receipt of the investment banker's report pursuant to Section 7.1 the ownership of the Joint Venture will be allocated to Summa Four and Junction in accordance with such report.

8 CONFIDENTIALITY. All information of the parties developed during the term of this Agreement shall be subject to the provisions of that Confidentiality Agreement dated April 15, 1997 between Summa Four and Junction (the "Confidentiality Agreement"). Junction agrees that the Business Plan, and all information contained therein, and the Summa Four Licensed Technology shall constitute the Proprietary Information of Summa Four, and shall be treated accordingly under the Confidentiality Agreement.


9    MISCELLANEOUS.

     9.1 PUBLICITY. Any advertising or promotional literature or announcement by a party to this Agreement regarding its relationship with the other party or this Agreement must be approved by the other party in advance in writing.

     9.2 AGREEMENT TERMS. Neither party hereto shall disclose the terms or conditions of this Agreement to any third party, except as required by order or rule of a governmental authority including, without limitation, the United States Securities and Exchange Commission.

     9.3 GOVERNING LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire, excluding its choice of law rules.

     9.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be released, discharged, supplemented, interpreted, amended, varied, or modified in any manner except by an instrument in writing signed by an authorized officer or representative of each of the parties hereto. The Schedules following the operative part of this Agreement shall be deemed to be incorporated in this Agreement.

     9.5 NO WAIVERS. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

     9.6 SEVERABILITY. If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

     9.7 SECTION HEADINGS. Section headings of this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

     9.8 RELATIONSHIP OF THE PARTIES. The parties shall for all purposes be considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal, partner or joint venturer of the other, unless by separate agreement such relationship is established.

     9.9 NOTICES. For the purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties are as follows:

          If to Summa Four: Summa Four, Inc.
                            25 Sundial Avenue
                            Manchester, NH 03103-7251

                            Attn:  President
                            Fax:  (603)668-4810
          with a copy to    Hale and Dorr LLP
                            60 State Street
                            Boston, MA 02109
                            Fax:  (617) 526-5000
                            Attn.:  John K.P. Stone, Esq.

          If to Junction:   Junction, Inc.
                            21040 Homestead Avenue
                            Suite 214
                            Cupertino, CA 95014

          with a copy to    Stanwood & Price
                            260 Sheridan Avenue, Suite 300
                            Palo Alto, CA 94306
                            Attn: Daniel Price, Esq.
                            Fax: (415) 321-4746

          No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address shown herein. All notices shall be in English and shall be effective upon receipt if delivered personally or sent by facsimile, two days after shipment by overnight delivery service and five (5) days after mailing if sent by certified mail return receipt requested.


   9.10 ASSIGNMENT AND CORPORATE REORGANIZATION. Except as provided herein, neither this Agreement nor any rights granted hereby may be assigned by either party voluntarily or by operation of law without the prior written consent of the other party, and any such attempted assignment shall be null and void. For purposes of this Agreement, "assignment" shall be deemed to include the transfer of all or substantially all of the assets of, or a majority interest in the voting stock of, a party, or the merger of a party with one or more entities, in which such party is not the surviving entity. This Agreement shall inure to the benefit of and be binding upon any permitted successor or assign of either party.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the dates written below:


JUNCTION, INC.                           SUMMA FOUR, INC.



By:   /s/ Ted Griggs                     By:   /s/ Robert A. Degan
   ----------------------------             ----------------------------
Name:     Ted Griggs                     Name:     Robert A. Degan
     --------------------------               --------------------------
Title:    President                      Title:    President & CEO
      -------------------------                -------------------------
Date:     June 13, 1997                  Date:     June 13, 1997
     --------------------------               --------------------------

                (Signature Page to Joint Development Agreement].

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   SCHEDULE A


                             DESCRIPTION OF PRODUCT



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
          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.



                                   SCHEDULE B


PROVISIONS TO BE INCLUDED IN JOINT VENTURE AGREEMENT

1 At the commencement of Phase II, Summa Four and Junction will each contribute all rights and interest they may have in the Product to the Joint Venture. The interests of Summa Four and Junction in the Joint Venture shall initially be **% for Summa Four, and **% for Junction, subject to adjustment as described in Paragraph 6 below.

2 Summa Four will engage the Joint Venture to develop and test the Product according to the Business Plan, pursuant to a Development Agreement which is mutually acceptable to Summa Four and Junction, and which will include customary arm's-length warranties and indemnities for a software development contract. Summa Four will make cash payments to the Joint Venture sufficient to fund those expenses called for in the Business Plan. Summa Four will also procure and contribute or lease to the Joint Venture equipment and software required to conduct development of the Product and any variation or derivative thereof. Summa Four will license any necessary Licensed Summa Four Technology to the Joint Venture for purposes of its development of the Product. In the event that the expenses of the Joint Venture exceed those estimated in the Business Plan, the parties will explore in good faith means of funding the ongoing operations of the Joint Venture, including but not limited to additional capital contributions by the parties and outside sources of funding.

3 The Joint Venture will subcontract the development of the Product to Junction, which will be responsible for providing a sufficient number of qualified technical personnel (including engineering, design and programming personnel) to successfully complete the Project and procuring and providing sufficient office and laboratory space for the Project.

4 Upon the commencement of Phase II, the Joint Venture will grant Summa Four a five-year, paid-up, royalty-free, exclusive, worldwide license to use, manufacture, distribute and exercise all other rights with respect to the Product and all other technology developed or owned by the Joint Venture, under all intellectual property therein. Such license shall provide that at the expiration of such five-year period, Summa Four shall be entitled to extend the term of the license for such fees and/or royalties as Summa Four, Junction and the Joint Venture shall unanimously reasonably agree upon.

         Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5 The Joint Venture will be managed by a Board of Managers appointed by Summa Four and Junction. The Board of Managers will be comprised of the President of Junction, the President of Summa Four, and one additional member designated by Summa Four and such additional members as Junction and Summa may agree upon, provided that at all times a majority of the Board shall be designees of Summa Four. The Board will act by majority vote on all matters.


6 Between the second and fifth anniversaries of the commencement of Phase II (the "Exit Period"), a set of puts and calls will be exercisable to allow either Junction to sell all or any portion of its interest in the Joint Venture to Summa Four at a specified discount to the valuation at the time of exercise (which discount shall be determined by the financial advisor described in Section 7.1 by reference to the valuation formula provided for in Section 7.1), or to allow Summa Four to purchase from Junction all or any portion of Junction's interest in the Joint Venture at a specified premium over such valuation, but subject to a minimum value (to be determined by reference to the valuation formula), which minimum value shall be used only if Product sales are less than projected in the Business Plan due to causes other than Product underperformance or other factors primarily the responsibility of Junction. The price payable by Summa Four in any such purchase may be payable, at Summa Four's election, in whole or in part in cash or in shares of stock in Summa Four valued at market, subject to any dilution discount provided for in the investment banker's report.

7 Phase II shall continue until the earlier of (i) Summa Four's acquisition of ***** of the interests in the Joint Venture pursuant to the exercise of the put or call arrangements described in Section 7.1, or (ii) the fifth anniversary of the commencement of Phase II. During Phase II and following the development of the first commercial version of the Product, the Joint Venture shall perform (or subcontract Junction or another entity to perform) such maintenance and further development functions with respect to the Product as shall be provided for in the Business Plan.

8 For a ****** following the termination of Phase II, none of the shareholders, employees or consultants of Junction will directly or indirectly engage in any activity which is or would be competitive with the Joint Venture, the Product or any variation or derivative thereof.

9 Each party shall indemnify and hold harmless the other party and the Joint Venture, without limitation as to amount, on terms similar to those set forth in Section 5.3 and 5.4, in respect of intellectual property infringements by the technology contributed by such party to the Business Plan.

                                   SCHEDULE C


                         LICENSED SUMMA FOUR TECHNOLOGY

a. All marketing requirement, functional specification and design documents associated with Summa Four's current products and planned enhancements;

b. All system source code associated with Summa Four's current products and planned enhancements;

c. All documentation related to next generation product definition and system/hardware/software architectures;

d. Any other proprietary Summa Four technology that Summa Four makes available to Junction during Phase I in connection with the development of the Business Plan.

          Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                   SCHEDULE D


                               FUNDING OBLIGATION

Expense                            Unit Charge                    Units          Est. Total
-------                            -----------                    -----          ----------
Personnel (salary/benefits)        ---                            ---            *****

California office space            *****/month                    ** months      *****

N.H. corporate apartment           *****/person/month             **months       *****
                                                                  ** persons

Travel                             ***** per CA-NH                *** round      *****
                                   round trip                     trips

Cal. Office Setup                  ---                            1 time         *****

Misc.                                                                            *****

Moving buyout                      *****/person                   ** people      *****

TOTAL                                                                            *****

I have read and agree to the Summa Four, Inc. & Junction, Inc. Joint Venture Business Plan executed on this day of 13 June 1997, on behalf of:


SUMMA FOUR, INC.                            JUNCTION, INC.


/s/ Robert A. Degan                         /s/ Ted Griggs
----------------------------------          ----------------------------------
Robert A. Degan, President and CEO          Ted Griggs, President


June 13, 1997                               June 13, 1997
----------------------------------          ----------------------------------
Date                                        Date